EXHIBIT 10.17

AMENDMENT

Reference is made to (i) the Subscription Agreement, dated as of January 14, 2004 (the “Series F Subscription Agreement”), among Diametrics Medical, Inc. (the “Company”) and Mercator Momentum Fund, LP, Mercator Momentum Fund III LP and Long View Fund, LP (collectively, the “Purchasers”), and (ii) the Common Stock Purchase Warrants of the Company dated January 14, 2004 as amended May 28, 2004, issued to Mercator Advisory Group LLC (“MAG”) and the Purchasers (the “Series F Warrants”). Schedule A hereto sets forth the number of Series F Warrants currently held by MAG and the Purchasers.

This Amendment is being signed in connection with and as a condition precedent to the issuance of up to $3,000,000 in aggregate principal amount of convertible notes (the “Convertible Notes”) to be issued pursuant to that certain Subscription Agreement dated December 14, 2004 among the Company and the purchasers parties thereto.

The Company, MAG and each Purchaser hereby agree as follows:

1. Paragraph 1.1 of the Series F Warrants is hereby amended in its entirety to read as follows:

“This Warrant is exercisable in whole or in part (but not as to any fractional share of Common Stock), at any time and from time to time, but prior to 6:00 p.m. on the Expiration Date set forth above.”

2. Paragraph 1.2 of the Series F Warrants is hereby amended in its entirety to provide that the exercise price shall be $0.025 per share.

3. Each Purchaser acknowledges and agrees that any pledge of assets by the Company in connection the issuance of the Convertible Notes shall not be deemed as a liquidation pursuant to paragraph (d)(iii) of the Certificate of Designations of Series F Convertible Preferred Stock of the Company.

4. Except as hereby amended, all other terms of the Series F Subscription Agreement and the Series F Warrants remain in full force and effect.

5. The validity, construction and enforceability of this Amendment shall be governed by the internal law of the State of Minnesota, without regard to conflict of law principles.

6. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

7. This Amendment shall be binding upon the Company, the Purchasers and their respective successors and assigns, and shall inure to the sole benefit of the Company, the Purchasers and the successors and assigns of the Company and the Purchasers.

Dated: December 15, 2004	DIAMETRICS MEDICAL, INC. By: /s/ David B. Kaysen Name: David B. Kaysen Title: President and CEO

MERCATOR MOMENTUM FUND, LP By: /s/ David Firestone Name: David Firestone Title: Managing Member, Mercator Advisory Group LLC

MERCATOR MOMENTUM FUND III, LP By: /s/ David Firestone Name: David Firestone Title: Managing Member, Mercator Advisory Group LLC

LONG VIEW FUND, LP By: /s/ S. Michael Rudolph Name: S. Michael Rudolph Title: Investment Advisor

MERCATOR ADVISORY GROUP, LLC By: /s/ David Firestone Name: David Firestone Title: Managing Member

Schedule A

Series F Warrants

Mercator Momentum Fund, LP	1,020,892
Mercator Momentum Fund III, LP	1,895,833
Long View Fund, LP	583,275
Mercator Advisory Group LLC	2,500,000